                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Summit Cash Reserves Fund
of Financial Institutions Series Trust:

We consent to the use in Post-Effective Amendment No. 17 to Registration Statement No. 2-78646 of our report dated June 16, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE, LLP
Deloitte & Touche, LLP
Princeton, New Jersey
July 31, 1998